Exhibit 10.2

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY is dated and effective as of October 3, 2011 by and among HAWAIIAN TELCOM HOLDCO, INC., a Delaware corporation (“Holdco”), HAWAIIAN TELCOM, INC., a Hawaii corporation, HAWAIIAN TELCOM SERVICES COMPANY, INC., a Delaware corporation, and FIRST HAWAIIAN BANK (“FHB”), as a Lender and each of the other Lenders from time to time made a party to that certain Amended and Restated Revolving Line of Credit Agreement dated October 3, 2011, executed by HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), FHB as agent (in such capacity, the “Agent”) and as a Lender (the “Loan Agreement”).

WHEREAS, the Borrower applied to FHB for a line of credit (the “Loan”) in the maximum principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), upon the terms and conditions set forth in the Loan Agreement; and

WHEREAS, FHB and each of the other Lenders from time to time made a party to the Loan Agreement is referred to herein as a “Lender” and collectively the “Lenders”; and

WHEREAS, Holdco is the parent company of the Borrower; and

WHEREAS, HAWAIIAN TELCOM, INC. and HAWAIIAN TELCOM SERVICES COMPANY, INC., are affiliates of the Borrower; and

WHEREAS, HAWAIIAN TELCOM HOLDCO, INC., HAWAIIAN TELCOM, INC., and HAWAIIAN TELCOM SERVICES COMPANY, INC., hereinafter individually and collectively called the “Guarantor”, deem it to be to their own financial benefit that the Lenders make the Loan to the Borrower; and

WHEREAS, the Guarantor has previously executed and delivered that certain Guaranty dated October 28, 2010 in connection with the Revolving Line of Credit Agreement dated October 28, 2010 which is being amended and restated in the Amended and Restated Revolving Line of Credit Agreement; and

WHEREAS, the Lenders are willing to make the Loan to the Borrower, subject to the condition, among others, that the Guarantor executes and delivers this Amended and Restated Guaranty to the Agent; and

WHEREAS, the Borrower’s obligation to repay the Loan is evidenced by that certain Revolving Note dated October 28, 2010, made by the Borrower, as maker, in favor of FHB, as holder, as amended and restated by that certain Amended and Restated Revolving Note dated October 3, 2011 (the “Note”), and secured and governed by certain “Loan Documents”, as defined in the Loan Agreement; and

WHEREAS, the Guarantor has received, reviewed and approved the Loan Agreement and all of the other Loan Documents;

NOW, THEREFORE, as an essential inducement to the Lenders to make the Loan to the Borrower, and as a consideration for its so doing, the Guarantor hereby agrees with the Agent and the Lenders, and with each holder of a Note evidencing the Loan and each holder of any interest in the Note (each holder of the Note and each holder of any interest therein being hereinafter collectively and individually called the “Holder”), that the Guaranty dated October 28, 2010 is hereby amended and restated in its entirety, as follows:

1.             Definitions  As used herein, the following terms shall have the following meanings:

(a)           “Indebtedness” shall mean (i) all sums due and payable under the Note, principal, interest, fees and charges; and (ii) any and all other indebtedness or liability of the Borrower, its successors and assigns, to the Agent and/or the Lenders, under or arising out of the Loan or the Loan Documents, including, as to (i) and (ii) above, any extension, renewal, reduction, compromise, indulgence, variation or modification thereof.

(b)           “Obligations” shall mean each and every agreement, covenant and condition to be observed or performed by the Borrower, its successors and assigns, under the Loan Documents.

(c)           “Expenses” shall mean all costs and expenses, including, but not limited to, attorneys’ fees, incurred in connection with the enforcement by the Agent or the Holder of its rights against the Borrower under the Loan Documents and against the Guarantor hereunder, following any default in the due and punctual payment of the Indebtedness, or observance and performance of the Obligations, by the Borrower.

2.             Indebtedness and Obligations Guaranteed. The Guarantor hereby jointly and severally, absolutely, irrevocably and unconditionally guarantees the payment of the Indebtedness and the observance and performance of the Obligations. In connection therewith, the Guarantor will pay to the Agent, on demand, all of the Expenses, and will indemnify and hold the Agent and the Lenders harmless from and against any loss, cost, liability or expense which the Agent or the Lenders may sustain or incur by reason of the failure of the Borrower to pay all of the Indebtedness or to observe and perform all of the Obligations.

3.             Unconditional and Absolute Payment Guaranty. This is an unconditional and absolute guaranty of payment and not merely a guaranty of collection, and if for any reason, any Indebtedness shall not be paid when and as due and payable, or any Obligation shall not be observed or performed when the same is required to be observed or performed, the Guarantor undertakes promptly to pay all such Indebtedness, and to observe and perform, or to cause the appropriate party to observe and perform, each of such Obligations, regardless of any defense or setoff or counterclaim which the Borrower may have or assert, and regardless of whether or not any Holder or anyone on behalf of any Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against any of such parties or any other person to collect all or part of any such amounts, or to compel any such performance, either pursuant to the Loan Documents, or at law or in equity, and regardless of any other condition or contingency.

4.             Waiver. The Guarantor hereby unconditionally waives any and all statutory and common law suretyship defenses that now or hereafter may be available to the Guarantor, including, without limitation (a) any requirement that any Holder in the event of any default by the Borrower first make demand upon, or seek to enforce remedies against, the Borrower or any other guarantor or any security or collateral held by the Agent at any time, or to pursue any other remedy in its power, before being entitled to payment from the Guarantor of the amounts payable by the Guarantor hereunder, or before proceeding against the Guarantor; (b) the defense of the statute of limitations in any action hereunder or for the collection of any

Indebtedness or the performance of any Obligation; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of the Borrower, the Guarantor or any other person or entity, (ii) the revocation or repudiation of this Guaranty by the Guarantor, or the revocation or repudiation of any of the Loan Documents by the Borrower or any other person or entity, (iii) the failure of the Agent to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Borrower or any other person or entity, (iv) the unenforceability in whole or in part of the Loan Documents or any other document, instrument, or agreement referred to therein, or any limitation on the liability of the Borrower thereunder, or any limitation on the method or terms of payment thereunder, which may now or hereafter be caused or imposed in any manner whatsoever, (v) the election by the Agent or the Lenders, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; (d) diligence, presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) by the Agent which destroys or otherwise impairs any subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Borrower for reimbursement, or both; (f) any defense based upon any taking, modification or release of any collateral or guaranties for the Indebtedness of the Borrower to the Agent or the Lenders, or any failure to perfect any security interest in, or the taking of any other action or the failure to take any other action with respect to any collateral securing payment of the Indebtedness or performance of the Obligations; (g) any rights or defenses based upon an offset by the Guarantor against any obligation now or hereafter owed to the Guarantor by the Borrower; or (h) any right of appraisement with regard to the value of any collateral which the Agent may apply as a credit to the obligations of the Borrower, through foreclosure or otherwise, and agrees that the determination by an independent appraiser appointed by the Agent of the value of such collateral shall be binding upon the Guarantor for all purposes; it being the intention hereof that the Guarantor shall remain fully liable, as principal, until the full payment of the Indebtedness, full performance of all the Obligations, and termination of the obligations of the Agent and the Lenders under the Loan Documents, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantor.

5.             No Release of Guaranty. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected, stayed or impaired, except upon the express written consent of the Agent, by (a) any assignment, indorsement or transfer, in whole or in part, of the Note, although made without notice to or the consent of the Guarantor; or (b) any alteration, compromise, modification, acceleration, extension or change to or of the time or manner of payment of any of the Indebtedness, or the performance or observance of any of the Obligations; or (c) any increase or reduction in the rate of interest or amount of principal payable on the Note, or any other Indebtedness; or (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or the Guarantor; or (e) any receivership, insolvency, bankruptcy, reorganization, dissolution or other similar proceedings, affecting the Borrower or the Guarantor or any of their assets; or (f) any release of any property from the lien and security interest created by any of the Loan Documents, the subordination of any such lien or security interest, or the acceptance of additional or substitute property as security under the Loan Documents; or (g) the release or discharge of the Borrower from, or any waiver by the Agent or the Lenders of, the observance or performance of any agreement, covenant, term or condition contained in the Loan Documents, or any failure by the Agent or the Lenders to insist upon the Borrower’s compliance with any such agreement, covenant, term or condition; or (h) the foreclosure of any lien or security interest on any property securing repayment of the Indebtedness, or the acceptance of a deed or assignment of any such property in lieu of foreclosure; or (i) any action which the Holder may take or omit to take by virtue of the Loan Documents or through any course of dealing with the Borrower; or (j) the release of any existing guarantor or the addition of a new guarantor; or (k) any change in the status or structure of the Borrower, including any change by incorporation, merger or consolidation; (l) any change in the composition of the Borrower, including, without limitation, any addition of, removal of, replacement for or substitution of any officer or stockholder, or member or manager, as the case may be, of the Borrower; or (m) the operation of law or any other cause, whether similar or dissimilar to the foregoing.

6.             Waiver of Subrogation, Indemnification and Contribution.

(a)           The Guarantor hereby waives, releases and discharges any claim or right the Guarantor may have to be subrogated to the rights of the Agent and the Lenders following payment of the Indebtedness and performance of the Obligations. This waiver, release and discharge (with regard to subrogation) shall continue even after the Indebtedness has been paid in full, the Obligations have been performed, and the obligations of the Agent and the Lenders under the Loan Documents have terminated.

(b)           In addition, and notwithstanding the joint and several liability of the Guarantor hereunder, each Guarantor further waives, releases and discharges any right of indemnification or contribution such Guarantor may have from any other Guarantor, or any third party, in the event that such Guarantor makes any payment to the Agent or the Lenders hereunder. This waiver, release and discharge (with regard to indemnification and contribution) shall continue for one (1) year after the Indebtedness has been paid in full, the Obligations have been performed, and the obligations of the Agent and the Lenders under the Loan Documents have terminated.

7.             Subordination of Indebtedness. Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the Indebtedness of the Borrower; and, upon the request of the Agent, such indebtedness of the Borrower to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Agent and shall be paid over to the Agent on account of the Indebtedness of the Borrower to the Agent or the Lenders without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

8.             Claims in Bankruptcy. The Guarantor will file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law upon any indebtedness of the Borrower to the Guarantor or claim against the Borrower by the Guarantor, and the Guarantor hereby assigns to the Agent all rights of the Guarantor thereunder. If the Guarantor does not file any such claim, the Agent, as attorney-in-fact for the Guarantor, is hereby authorized to do so in the name of the Guarantor or, in the Agent’s discretion, to assign the claim and to cause proof of claim to be filed in the name of the Agent’s nominee.  The Agent or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on such claim up to the amounts due under this Guaranty, and, to the full extent necessary for that purpose, the Guarantor hereby assigns to the Agent all of the Guarantor’s rights to any such payments or distributions to which the Guarantor would otherwise be entitled; provided, however, that the Guarantor’s obligations hereunder shall not be satisfied except to the extent that the Agent receives cash by reason of any such payment or distribution. If the Agent receives anything hereunder other than cash, the same shall be held as collateral for the payment of all amounts due under this Guaranty.

9.             Financial Capacity.

(a)           The Guarantor hereby agrees, as a material inducement to the Lenders to make the Loan to the Borrower, to furnish to the Agent, such financial information as is required by the Loan Agreement. The Agent agrees to keep confidential all of the financial information which it receives in connection herewith, except that such information may be provided to any assignee as provided in Section 16 hereof.

(b)           The Guarantor will promptly notify the Agent of any litigation to which the Guarantor becomes a party and any development that results in or would reasonably be expected to result in a Material Adverse Effect (as defined in the Loan Agreement).

10.           Condition of Borrower. The Guarantor is fully aware of the financial condition of the Borrower and is executing and delivering this Guaranty based solely upon the Guarantor’s own independent investigation of all matters pertinent hereto, and is not relying in any manner upon any representation or statement of the Agent or the Lenders. The Guarantor represents and warrants that the Guarantor is in a position to obtain and the Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the Borrower’s financial condition and any other matter pertinent hereto as the Guarantor may desire, and the Guarantor is not relying upon or expecting the Agent or the Lenders to furnish to the Guarantor any information now or hereafter in the Agents or the Lenders’ possession concerning the same or any other matter. By executing this Guaranty, the Guarantor knowingly acknowledges and accepts the full range of risks encompassed within a contract of this type. The Guarantor shall have no right to require the Agent or the Lenders to obtain or disclose any information with respect to the Indebtedness or the Obligations, the financial condition or character of the Borrower, the Borrower’s ability to pay the Indebtedness or perform the Obligations, the existence of any collateral or security for any or all of the Indebtedness or the Obligations, the existence or non-existence of any other guaranties of all or any part of the Indebtedness or the Obligations, or any action or non-action on the part of the Agent, the Lenders, the Borrower, or any other person, or any other matter, fact or occurrence whatsoever.

11.           Representations and Warranties. The Guarantor makes the following representations and warranties which shall be deemed to be continuing representations and warranties until payment in full of the Indebtedness, performance in full of the Obligations and termination of the Agent’s and the Lenders’ obligations under the Loan Documents:

(a)           Tax Returns and Payments. All material tax returns and reports of the Guarantor required by law to be filed have been duly filed, and all material taxes, assessments, contributions, fees and other governmental charges (other than those currently payable without penalty or interest and those currently being contested in good faith) upon the Guarantor or upon the Guarantor’s properties, assets or income which are due and payable have been paid.

(b)           Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of the Guarantor’s properties or assets in any court at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, an adverse decision in would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect..

(c)           Compliance with Other Instruments; None Burdensome. The Guarantor is not in violation of or in default with respect to any provision of any mortgage, indenture, contract, agreement or instrument applicable to the Guarantor, or by which the Guarantor is bound, and the making and performance by the Guarantor of this Agreement and the Security Agreement and the other Loan Documents to which it is a party do not and will not violate any provision of law or regulation, or any decree, order, writ or judgment, or any provision of the Articles of Incorporation or Bylaws, or Articles of Organization or Operating Agreement, of such Guarantor, or result in the breach of or constitute a default under any indenture or other agreement or instrument to which it is a party, except in each case to the extent such violation, breach or default would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the validity or enforceability of the Loan Documents or the rights of the Agent and/or the Lenders thereunder.

(d)           Financial Statements. Any financial statements heretofore delivered to the Agent or the Lenders by the Guarantor are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles, and fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof; no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof; and no additional borrowings have been made by the Guarantor since the date thereof.

12.           Bankruptcy. Until all Indebtedness has been paid to the Agent and the Lenders, all Obligations have been performed, and the obligations of the Agent and the Lenders under the Loan Documents have been terminated, the Guarantor shall not, without the prior written consent of the Agent, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower. The obligations of the Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Guarantor acknowledges and agrees that any interest on the Indebtedness which accrues after the commencement of any such proceeding (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Indebtedness if said proceeding had not been commenced) shall be included in the Indebtedness, since it is the intention of the parties that the amount of the Indebtedness which is guaranteed by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Indebtedness. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Agent, or allow the claim of the Agent in respect of, any such interest accruing after the date on which such proceeding is commenced. In the event that all or any portion of the Indebtedness is paid or all or any part of the Obligations are performed by the Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from the Agent or the Lenders as a preference, fraudulent transfer or otherwise in such proceeding.

13.           Remedies Cumulative. The liability of the Guarantor, and all rights, powers and remedies of the Agent and the Lenders hereunder and under any other agreement now or at any time hereafter in force between the Agent, the Lenders and the Guarantor relating to the Indebtedness or the Obligations, shall be cumulative and not exclusive or alternative, and such rights, powers and remedies shall be in addition to all other rights, powers and remedies given to the Agent and the Lenders by law.

14.           Amendments; Continuing Liability. The terms of this Guaranty may not be modified or amended except by a written agreement executed by the Guarantor with the consent in writing of the Holder. The obligations of the Guarantor under this Guaranty shall be continuing obligations and a separate cause of action shall be deemed to arise in respect of each default hereunder. The Guarantor will from time to time deliver, upon request of the Agent, satisfactory acknowledgments of the Guarantor’s continued liability hereunder.

15.           Notices. Any notice or demand to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:

To the Agent at:	P.O. Box 3200
Honolulu, Hawaii 96847
Corporate Banking Division
999 Bishop Street, 11th Floor
Honolulu, Hawaii 96813
Telecopier No.: (808) 525-6200

To the Guarantor at:	1177 Bishop Street
Honolulu, Hawaii 96813
Attention of Francis Mukai, Corporate Secretary
Telecopier No.: (808) 546-8989

Any such address may be changed from time to time by the addressee by serving notice to the other party as above provided. Service of such notice or demand shall be deemed complete on the date of actual delivery or at the expiration of the second day after the date of mailing if mailed in Hawaii, whichever is earlier.

The Guarantor hereby irrevocably authorizes the Agent to accept facsimile (“FAX”) transmissions of such notices, requests, demands and documents, provided such transmission is signed by Robert F. Reich, Eric K. Yeaman or any other officer of the Guarantor that the Guarantor shall notify the Agent of in writing. The Guarantor shall and does hereby hold the Agent harmless from, and indemnify the Agent against, any loss, cost, expense, claim or demand which may be incurred by or asserted against the Agent by virtue of the Agent acting upon any such notices, requests, demands or documents transmitted in accordance with the above provisions. Any such FAX transmission shall, at the Agent’s request, be separately confirmed by telephone conference between the Agent and the authorized officer described above, and shall be followed by transmission of the actual “hard copy” of the notice, request, demand or document in question.

16.           Parties in Interest. All covenants, agreements, terms and conditions contained in this Guaranty shall be binding on the Guarantor and the Guarantor’s heirs, personal representatives, successors, successors in trust and assigns, and shall bind, inure to the benefit of and be enforceable by the Agent from time to time. This Guaranty is assignable by the Agent and the Lenders with respect to all or any portion of the Indebtedness or the Obligations without notice to or consent of the Guarantor, and when so assigned, the Guarantor shall be liable to the assignee as to any such portion, without in any manner affecting the liability of the Guarantor with respect to any of the Indebtedness or Obligations retained by the Agent or the Lenders.

17.           Governing Law; Choice of Forum; Service of Process. This Guaranty shall be construed and interpreted in accordance with and shall be governed by the laws of the State of Hawaii. The Agent may bring any action or proceeding to enforce this Guaranty, or any action or proceeding arising out of this Guaranty, in any court or courts of the State of Hawaii or the United States District Court for the District of Hawaii. If the Agent commences such an action in a court located in the State of Hawaii, or the United States District Court for the District of Hawaii, the Guarantor hereby agrees that the Guarantor will submit and does hereby irrevocably submit to the personal jurisdiction of such courts; if served by mail will acknowledge receipt of a copy of the summons and complaint within the statutory time limit and in the manner set forth on the notice and summons; and will not attempt to have such action dismissed, abated, or transferred on the ground of forum non conveniens or similar grounds; provided, however, that nothing contained herein shall prohibit the Guarantor from seeking, by appropriate motion, to remove an action brought in a Hawaii state court to the United States District Court for the District of Hawaii. If such action is so removed, however, the Guarantor shall not seek to transfer such action to any other district nor shall the Guarantor seek to transfer to any other district any action which the Agent originally commenced in the United States District Court for the District of Hawaii. Any action or proceeding brought by the Guarantor arising out of this Guaranty shall be brought solely in a court of competent jurisdiction located in the State of Hawaii or in the United States District Court for the District of Hawaii.

18.           Paragraph Headings. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of the Guaranty.

19.           Liability Joint and Several. The obligations of each Guarantor hereunder shall be joint and several.

20.           Additional Guarantors. At the request of the Lenders, the Guarantor shall cause (i) all currently-existing US Subsidiaries, as that term is defined in the Loan Agreement, of Holdco or the Borrower (excluding the Borrower’s captive insurance company), and (ii) each subsequently acquired, subsequently incorporated or subsequently organized US Subsidiary of Holdco or the Borrower to become a “Guarantor” under this Guaranty, jointly and severally with the other Guarantors who have executed this Guaranty, and will cause each such Subsidiary to execute a Guaranty (or a Supplement to this Guaranty) in substantially the form of this Guaranty, when required by the Lenders.

21.           No Offsets. As of the date hereof, the Guarantor has no claims, defenses or offsets against the Agent or the Lenders or against the Guarantor’s obligations under any Loan Document to which it is a party, whether in connection with the negotiations for or closing of the Revolving Commitment, of this Amended and Restated Guaranty, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released.

22.           Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and in making proof of this Guaranty, it shall not be necessary to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the parties have executed this instrument as of October 3, 2011.

HAWAIIAN TELCOM HOLDCO, INC.

By:	/s/ Robert Reich
Name: Robert Reich
Title: SVP & Chief Financial Officer

HAWAIIAN TELCOM, INC.

By:	/s/ Robert Reich
Name: Robert Reich
Title: SVP & Chief Financial Officer

HAWAIIAN TELCOM SERVICES COMPANY, INC.

By:	/s/ Robert Reich
Name: Robert Reich
Title: SVP & Chief Financial Officer

“Guarantor”

FIRST HAWAIIAN BANK

By:	/s / Jeffrey N. Higashi
Name: Jeffrey N. Higashi
Title: Senior Vice President

“Agent and Lender”